ELEVATION ETF TRUST

POWER OF ATTORNEY

I, the undersigned Trustee of the Elevation ETF Trust, hereby appoint Andrea E. Kuchli and Abigail J. Murray, Attorneys-in-Fact, with full power of substitution, and with the full power to sign for me and in my name in the following capacities: all Pre-Effective Amendments to any Registration Statement; any and all subsequent Post-Effective Amendments to said Registration Statements; any Registration Statements on Form N-lA; any supplements or other instruments in connection therewith; and generally to do all such things in my name and behalf in connection therewith as said Attorney-in-Fact deem, together or individually, necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and any rules, regulations or requirements of any federal or state regulatory agency in connection with the filing and effectiveness of any Registration Statement, as amended, and all related requirements of any federal or state regulatory agency. These Powers of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 2nd day of March, 2016.

/s/Jeremy W. Deems
Jeremy W. Deems

/s/Cliff J. Weber
Cliff J. Weber